Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222076-01 on Form S-3 of our report dated February 23, 2018, relating to the consolidated financial statements and financial statement schedule of Wisconsin Power and Light Company and subsidiary appearing in this Annual Report on Form 10-K of Wisconsin Power and Light Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 23, 2018